Exhibit 99.1

Heritage Commerce Corp Earns $11.2 Million for the First Quarter of 2021

San Jose, CA — April 22, 2021 — Heritage Commerce Corp (Nasdaq: HTBK), the holding company (the “Company”) for Heritage Bank of Commerce (the “Bank”), today announced first quarter 2021 net income of $11.2 million, or $0.19 per average diluted common share, compared to $1.9 million, or $0.03 per average diluted common share, for the first quarter of 2020, and $11.6 million, or $0.19 per average diluted common share, for the fourth quarter of 2020. First quarter 2021 results included the recapture of $1.5 million of provision for credit losses on loans, compared to a provision for credit losses on loans of $13.3 million for the first quarter of 2020. All results are unaudited.

“While facing prolonged challenges posed by the COVID-19 crisis, and the related economic uncertainty, the Company has continued to generate solid financial results, and the first quarter 2021 earnings were no exception,” said Walter Kaczmarek, President and Chief Executive Officer. “Total deposits grew by 27%, year-over-year, fueled by successful deposit gathering efforts that attracted over $900 million. Gross loans also increased 6%, year-over-year, and by 3% on a linked quarter basis. Our return on average tangible assets improved to 0.99% for the first quarter compared to 0.19% a year ago. Our year-over-year improvement in first quarter results benefited from our higher than usual provision for credit losses in the first quarter of 2020 taken in light of a downturn in the economy caused by the COVID-19 pandemic, and from our decision to adopt the Current Expected Credit Loss (“CECL”) rate methodology early in 2020,” said Mr. Kaczmarek.

Mr. Kaczmarek continued, “Our positive credit trends continue with nonperforming assets (“NPAs”) decreasing (54%) to $5.6 million at March 31, 2021, versus $12.1 million a year earlier, and declining (29%) from $7.9 million on a linked quarter basis. We had net loan recoveries of $1.4 million from previously charged-off accounts, compared to net charge-offs of $422,000 for the first quarter a year ago.” The allowance for credit losses on loans (“ACLL”) to total loans declined slightly to 1.64%, and the ratio of ACLL to total loans, excluding PPP loans, was 1.88%, at March 31, 2021, compared to 1.70% and 1.91%, respectively, at December 31, 2020.

“Our local markets and customers have been negatively impacted by government actions necessary to contain the health crisis, and we are closely tracking our loan portfolio and responding to the needs of our customers,” said Mr. Kaczmarek. “In the meantime, our capital, ACLL, and excess liquidity positions all remain strong. The total capital ratio was 16.5% and leverage ratio was 9.1% for the Company, and 15.8% and 9.5%, respectively, for the Bank, at March 31, 2021. Notably, despite the adverse impact to the economy brought on by the pandemic, the Company’s total assets increased 23% from a year ago and surpassed the milestone of $5 billion at quarter-end. With a solid earnings performance, a large core deposit base, and excellent credit quality, we believe we have a solid foundation on which to grow as the economy recovers from the COVID-19 pandemic.”

In response to economic stimulus laws passed by Congress in 2020 and 2021, Heritage Bank of Commerce has now funded two rounds of Small Business Administration (“SBA”) Payment Protection Program (“PPP”) loans. At March 31, 2021, after accounting for loan payoffs and SBA loan forgiveness, Round 1 PPP loans were $170.4 million and Round 2 PPP loans were $179.3 million. In total the Bank had $349.7 million in outstanding PPP loan balances at quarter-end. These loans generated $784,000 in interest income, $3.4 million in net deferred fee revenue ($2.4 million from loans forgiven or paid off and $969,000 from net deferred fees), and $766,000 in deferred origination costs on Round 2 PPP loans during the first quarter of 2021. At March 31, 2021, the PPP loan portfolio had remaining deferred fees of ($8.8) million and deferred costs of $1.1 million.

On April 7, 2020, the U.S. banking agencies issued the Interagency Statement on Loan Modifications and Reporting for Financial Institutions Working with Customers Affected by the Coronavirus. The statement describes accounting for COVID-19-related loan modifications, including clarifying the interaction between current accounting rules and the temporary relief provided by the Coronavirus Aid, Relief, and Economic Security Act (“CARES Act”). The Bank made accommodations for initial payment deferrals for a number of customers with a window of up to 90 days, with the potential of an additional 90 days of payment deferral (180 days maximum) upon application. The Bank also waived all customary applicable fees. Of the loans for which deferrals were originally granted, nearly all have returned to regular payment status.

The following table shows the remaining deferments at March 31, 2021 by category:

	Underlying Collateral

NON-SBA LOANS	Business	Real
(in $000’s, unaudited)	Assets	Estate	Total

Initial Deferments(1)	$-	$4,102	$4,102
2nd Deferments(2)	3,146	724	3,870
Total	$3,146	$4,826	$7,972

(1) Initial deferments were generally for 3 months
(2) 2nd deferments were for an additional 3 months

On December 27, 2020, the President signed into law the Economic Aid to Hard-Hit Small Businesses, Nonprofits, and Venues Act (the “Act”) which revised rules regarding PPP loans, provided supplemental PPP loan funding for new and existing borrowers and expanded the types of business expenses that are forgivable under the PPP program. On January 6, 2021, Treasury issued new Interim Final Rules (“IFRs”) to address the Act’s creation of PPP Second Draw Loans as well as other changes to the PPP program requirements. The IFRs codified aspects of the PPP program not specifically addressed in the Act:

●	Extending the application deadline to submit a PPP loan application to May 31, 2021, and the SBA approval deadline to June 30, 2021.
●	Allowing new PPP borrowers to use either 2019 or 2020 for business records in determining maximum loan amount.
●	Maintaining a $2 million loan amount necessity certification safe harbor.
●	Allowing borrowers who returned or did not originally accept PPP loan proceeds to reapply for receipt of those funds.

In addition to its portfolio of SBA PPP loans, the Bank also has a portfolio of SBA 7(a) loans totaling $45.9 million as of April 12, 2021 (the most recent available data). The following table reflects the status of these SBA 7(a) loans as of April 12, 2021:

SBA 7(a) LOANS		Number
(in $000’s, unaudited)	Balance	of Loans
SBA 7(a) loans (monthly payments are made
through the Economic Aid Act )	$25,265	150
Payments Not Made / NSF / Returned	1,547	17
Due dates later in the month	12	2
New loans / No payment due	330	3
CARES	18,774	85
Total Portfolio	$45,928	257

The CARES Act was amended in December 2020 to include $3.5 billion of extended debt relief payments for SBA borrowers. The program was subsequently modified by the SBA to provide two additional monthly payments of principal and interest totaling a maximum of $9,000 per month and an additional three payments to borrowers considered “underserved” as defined in the amended legislation.

Credit Quality and Performance

At March 31, 2021, NPAs declined by ($6.5) million, or (54%), to $5.6 million, compared to $12.1 million at March 31, 2020, and decreased by ($2.3) million, or (29%) from $7.9 million at December 31, 2020. The decrease in NPAs at March 31, 2021, compared to March 31, 2020 and December 31, 2020, was primarily from the sale of properties that resulted in the payoff of loans and other paid down loans, which were partially offset by additional loans that went on NPA status during the first quarter of 2021. Classified assets decreased to $33.4 million, or 0.67% of total assets, at March 31, 2021, compared to $39.6 million, or 0.97% of total assets, at March 31, 2020, and $34.0 million, or 0.73% of total assets, at December 31, 2020.

The Company continues to monitor portfolio loans made to commercial customers with businesses in higher risk sectors due to the COVID-19 pandemic. The following table provides a breakdown of such loans as a percentage of total loans for the periods indicated:

	% of Total	% of Total	% of Total
	Loans at	Loans at	Loans at
HIGHER RISK SECTORS (unaudited)	March 31, 2021	December 31, 2020	March 31, 2020
Health care and social assistance:
Offices of dentists	2.06%	2.01%	1.63%
Offices of physicians (except mental health specialists)	0.89%	0.81%	0.70%
Other community housing services	0.24%	0.28%	0.11%
All others	1.99%	2.15%	1.84%
Total health care and social assistance	5.18%	5.25%	4.28%
Retail trade:
Gasoline stations with convenience stores	2.54%	2.16%	1.98%
All others	2.16%	2.34%	2.18%
Total retail trade	4.70%	4.50%	4.16%
Accommodation and food services:
Full-service restaurants	1.56%	1.30%	0.86%
Limited-service restaurants	0.64%	0.57%	0.63%
Hotels (except casino hotels) and motels	0.86%	0.95%	0.94%
All others	0.75%	0.68%	0.52%
Total accommodation and food services	3.81%	3.50%	2.95%
Educational services:
Elementary and secondary schools	0.58%	0.58%	0.15%
Education support services	0.46%	0.45%	0.15%
All others	0.24%	0.19%	0.17%
Total educational services	1.28%	1.22%	0.47%
Arts, entertainment, and recreation	1.40%	1.34%	1.09%
Purchased participations in micro loan portfolio	0.50%	0.60%	0.95%
Total higher risk sectors	16.87%	16.41%	13.90%

The increase in higher risk sector loans at March 31, 2021 and December 31, 2020, compared to March 31, 2020, was primarily due to the addition of PPP loans after the first quarter of 2020.

Capital and Liquidity

The Company’s and the Bank’s consolidated capital ratios exceeded regulatory guidelines for a well-capitalized financial institution, and the Basel III minimum regulatory requirements at March 31, 2021.

Our liquidity position supports our ability to maintain cash flows sufficient to fund operations, meet all of our financial obligations and commitments, and accommodate unexpected sudden changes in balances of loans and deposits in a timely manner. At various times the Company requires funds to meet short term cash requirements brought about by loan growth or deposit outflows, the purchase of assets, or repayment of liabilities. An integral part of the Company’s ability to manage its liquidity position appropriately is derived from its large base of core deposits, which are generated by offering traditional banking services in its service area and which have historically been a stable source of funds.

At March 31, 2021, the Company had a strong liquidity position with $1.44 billion in cash and cash equivalents, and $783.7 million in available borrowing capacity from sources including the Federal Home Loan Bank, the Federal Reserve Bank of San Francisco, Federal funds facilities with several financial institutions, and a line of credit with a correspondent bank. The Company also had $465.6 million (at fair market value) in unpledged securities available at March 31, 2021.

The loan to deposit ratio was 63.21% at March 31, 2021, compared to 75.86% at March 31, 2020, and 66.91% at December 31, 2020.

First Quarter Ended March 31, 2021

Operating Results, Balance Sheet Review, Capital Management, and Credit Quality

(as of, or for the periods ended March 31, 2021, compared to March 31, 2020, and December 31, 2020, except as noted):

Operating Results:

♦	Diluted earnings per share were $0.19 for the first quarter of 2021, compared to $0.03 for the first quarter of 2020, and $0.19 for the fourth quarter of 2020.

♦	The following table indicates the ratios for the return on average tangible assets and the return on average tangible equity for the periods indicated:

	For the Quarter Ended
	March 31,	December 31,	March 31,
(unaudited)	2021	2020	2020
Return on average tangible assets	0.99%	1.02%	0.19%
Return on average tangible equity	11.50%	11.75%	1.91%

♦	Net interest income, before provision for credit losses on loans, decreased (9%) to $35.0 million for the first quarter of 2021, compared to $38.6 million for the first quarter of 2020, primarily due to decreases in the prime rate and decreases in yields on investment securities and overnight funds, which were partially offset by interest income and fees on PPP loans. Net interest income increased 2% to $35.0 million for the first quarter of 2021, compared to $34.2 million for the fourth quarter of 2020, primarily due to higher fees on PPP loans and an increase in the accretion of the loan purchase discount into interest income from acquired loans.

●	The fully tax equivalent (“FTE”) net interest margin contracted 103 basis points to 3.22% for the first quarter of 2021, from 4.25% for the first quarter of 2020, primarily due to declines in the average yields on loans, investment securities, and overnight funds, partially offset by a decline in the cost of interest-bearing liabilities and higher interest income and fees on PPP loans. The FTE net interest margin increased seven basis points for the first quarter of 2021 from 3.15% for the fourth quarter of 2020.

♦	The following tables present the average balance of loans outstanding, interest income, and the average yield for the periods indicated:
●	The average yield on the total loan portfolio decreased to 5.24% for the first quarter of 2021, compared to 5.57% for the first quarter of 2020, primarily due to a decline in the prime rate and new average balances of lower yielding PPP loans, partially offset by interest income and fees on PPP loans.

	For the Quarter Ended			For the Quarter Ended
	March 31, 2021			March 31, 2020
	Average	Interest	Average	Average	Interest	Average
(in $000’s, unaudited)	Balance	Income	Yield	Balance	Income	Yield
Loans, core bank and asset-based lending	$2,225,342	$25,581	4.66%	$2,422,020	$30,104	5.00%
SBA PPP loans	319,168	784	1.00%	—	—	N/A
PPP fees, net	—	3,401	4.32%	—	—	N/A
Bay View Funding factored receivables	48,094	2,650	22.35%	47,470	2,877	24.38%
Purchased residential mortgages	22,194	119	2.17%	33,075	230	2.80%
Purchased commercial real estate ("CRE") loans	17,162	172	4.06%	27,340	249	3.66%
Loan fair value mark / accretion	(11,626)	1,129	0.21%	(16,180)	1,322	0.22%
Total loans (includes loans held-for-sale)	$2,620,334	$33,836	5.24%	$2,513,725	$34,782	5.57%

●	The average yield on the total loan portfolio increased to 5.24% for the first quarter of 2021 compared to 4.93% for the fourth quarter of 2020, primarily due to higher fees from PPP loans and an increase in the accretion of the loan purchase discount into interest income from acquired loans.

	For the Quarter Ended			For the Quarter Ended
	March 31, 2021			December 31, 2020
	Average	Interest	Average	Average	Interest	Average
(in $000’s, unaudited)	Balance	Income	Yield	Balance	Income	Yield
Loans, core bank and asset-based lending	$2,225,342	$25,581	4.66%	$2,256,944	$26,348	4.64%
SBA PPP loans	319,168	784	1.00%	313,335	787	1.00%
PPP fees, net	—	3,401	4.32%	—	1,935	2.46%
Bay View Funding factored receivables	48,094	2,650	22.35%	50,720	2,856	22.40%
Purchased residential mortgages	22,194	119	2.17%	24,955	118	1.88%
Purchased CRE loans	17,162	172	4.06%	20,854	176	3.36%
Loan fair value mark / accretion	(11,626)	1,129	0.21%	(12,017)	687	0.12%
Total loans (includes loans held-for-sale)	$2,620,334	$33,836	5.24%	$2,654,791	$32,907	4.93%

●	In aggregate, the original total net purchase discount on loans from the Focus Business Bank, Tri-Valley Bank, United American Bank, and Presidio Bank loan portfolios was $25.2 million. In aggregate, the remaining net purchase discount on total loans acquired was $11.0 million at March 31, 2021.

♦	The average cost of total deposits was 0.12% for the first quarter of 2021, compared to 0.22% for the first quarter of 2020 and 0.14% for the fourth quarter of 2020.

♦	During the first quarter of 2021, there was a recapture of ($1.5) million in provision for credit losses on loans, primarily due to recoveries on previously charged-off loans, compared to a $13.3 provision for credit losses on loans taken in the first quarter of 2020, and the recapture of ($1.3) million to the provision for credit losses on loans taken in the fourth quarter of 2020.

●	The higher provision for credit losses on loans for the first quarter of 2020 was driven primarily by a significantly deteriorated economic outlook resulting from the Coronavirus pandemic. Ongoing impacts of the CECL methodology will be dependent upon changes in economic conditions and forecasts, originated and acquired loan portfolio composition, portfolio duration, and other factors.

♦	Total noninterest income was $2.3 million for the first quarter of 2021, compared to $3.2 million for the first quarter of 2020, primarily due to a gain on the disposition of foreclosed assets and from higher service charges and fees on deposit accounts for the first quarter of 2020. Total noninterest income increased to $2.3 million for the first quarter of 2021 from $2.1 million for the fourth quarter of 2020, primarily due to an increase in gains on the sale of SBA loans and servicing income.

♦	Total noninterest expense for the first quarter of 2021 decreased to $23.2 million, compared to $25.8 million for the first quarter of 2020, primarily due to lower merger-related costs, partially offset by higher severance expense during the first quarter of 2021. For the fourth quarter of 2020, total noninterest expense was $21.6 million.

●	The following table reflects pre-tax merger-related costs resulting from the merger with Presidio for the periods indicated:

	For the Quarter Ended
MERGER-RELATED COSTS	March 31,	December 31,	March 31,
(in $000’s, unaudited)	2021	2020	2020
Salaries and employee benefits	$—	$—	$356
Other	58	101	2,068
Total merger-related costs	$58	$101	$2,424

●	Noninterest expense for the first quarter of 2021 included approximately $1.5 million in severance expense, partially offset by $766,000 in deferred origination costs on Round 2 PPP loans.

●	Full time equivalent employees were 325 at March 31, 2021, and 337 at March 31, 2020, and 331 at December 31, 2020.

♦	The efficiency ratio was 62.38% for the first quarter of 2021, compared to 61.70% for the first quarter of 2020, and 59.45% for the fourth quarter of 2020.

♦	Income tax expense was $4.3 million for the first quarter of 2021, compared to $868,000 for the first quarter of 2020, and $4.4 million for the fourth quarter of 2020. The effective tax rate for the first quarter of 2021 was 27.8%, compared to 31.8% for the first quarter of 2020, and 27.6% for the fourth quarter of 2020. The higher effective tax rate for the first quarter of 2020 was primarily due to an increase in tax expense for forfeited stock options and merger-related stock options. The effective tax rate for the first quarter of 2020 would have been 26.8% without these items.

●	The difference in the effective tax rate for the periods reported compared to the combined Federal and state statutory tax rate of 29.6% is primarily the result of the Company’s investment in life insurance policies whose earnings are not subject to taxes, tax credits related to investments in low-income housing limited partnerships (net of low-income housing investment losses), and tax-exempt interest income earned on municipal bonds.

Balance Sheet Review, Capital Management and Credit Quality:

♦Total assets reached $5.00 billion at March 31, 2021, an increase of 23% from $4.08 billion at March 31, 2020, and increased 8% from $4.63 billion at December 31, 2020.

♦	Securities available-for-sale, at fair value, totaled $196.7 million at March 31, 2021, compared to $373.6 million at March 31, 2020, and $235.8 million at December 31, 2020. At March 31, 2021, the Company’s securities available-for-sale portfolio was comprised of $151.5 million of agency mortgage-backed securities (all issued by U.S. Government sponsored entities), and $45.2 million of U.S. Treasury securities. The pre-tax unrealized gain on securities available-for-sale at March 31, 2021 was $4.9 million, compared to a pre-tax unrealized gain on securities available-for-sale of $9.4 million at March 31, 2020, and a pre-tax unrealized gain on securities available-for-sale of $5.8 million at December 31, 2020. All other factors remaining the same, when market interest rates are decreasing, the Company will experience a higher unrealized gain (or a lower unrealized loss) on the securities portfolio.

♦	At March 31, 2021, securities held-to-maturity, at amortized cost, totaled $306.5 million, compared to $348.0 million at March 31, 2020, and $297.4 million at December 31, 2020. At March 31, 2021, the Company’s securities held-to-maturity portfolio was comprised of $242.7 million of agency mortgage-backed securities, and $63.8 million of tax-exempt municipal bonds. During the first quarter of 2021, the Company purchased $40.4 million of agency mortgage-backed securities (securities held-to-maturity), with a book yield of 1.54% and an average life of 5.6 years.

♦	The loan portfolio remains well-diversified as reflected in the following table which summarizes the distribution of loans, excluding loans held-for-sale, and the percentage of distribution in each category for the periods indicated:

LOANS	March 31, 2021		December 31, 2020		March 31, 2020
(in $000’s, unaudited)	Balance	% to Total	Balance	% to Total	Balance	% to Total
Commercial	$559,698	20%	$555,707	21%	$696,168	27%
Paycheck Protection Program Loans	349,744	13%	290,679	11%	—	0%
Real estate:
CRE - owner occupied	568,637	21%	560,362	21%	539,465	21%
CRE - non-owner occupied	700,117	26%	693,103	27%	748,245	29%
Land and construction	159,504	6%	144,594	6%	153,321	6%
Home equity	104,303	4%	111,885	4%	117,544	5%
Multifamily	168,917	6%	166,425	6%	170,292	7%
Residential mortgages	82,181	3%	85,116	3%	95,808	4%
Consumer and other	19,872	1%	18,116	1%	33,326	1%
Total Loans	2,712,973	100%	2,625,987	100%	2,554,169	100%
Deferred loan costs (fees), net	(8,266)	—	(6,726)	—	(258)	—
Loans, net of deferred costs and fees	$2,704,707	100%	$2,619,261	100%	$2,553,911	100%

●	Loans, excluding loans held-for-sale, increased $150.8 million, or 6%, to $2.70 billion at March 31, 2021, compared to $2.55 billion at March 31, 2020, and increased $85.4 million, or 3% from $2.62 billion at December 31, 2020. Total loans at March 31, 2021 included $349.7 million of PPP loans, compared to $290.7 million at December 31, 2020. Total loans at March 31, 2021, excluding PPP loans, increased $26.4 million from December 31, 2020.

●	Commercial and industrial line usage was 28% at March 31, 2021, compared to 36% at March 31, 2020, and 28% at December 31, 2020.

●	At March 31, 2021, 45% of the CRE loan portfolio was secured by owner-occupied real estate.

●	At March 31, 2021, approximately 40% of the Company’s loan portfolio consisted of floating rate interest loans.

♦	The following table summarizes the allowance for credit losses on loans for the periods indicated:

	For the Quarter Ended
ALLOWANCE FOR CREDIT LOSSES ON LOANS	March 31,	December 31,	March 31,
(in $000’s, unaudited)	2021	2020	2020
Balance at beginning of period	$44,400	$45,422	$23,285
Charge-offs during the period	(263)	(144)	(673)
Recoveries during the period	1,671	470	251
Net recoveries (charge-offs) during the period	1,408	326	(422)
Impact of adopting Topic 326	—	—	8,570
Provision (recapture) for credit losses on loans during the period	(1,512)	(1,348)	13,270
Balance at end of period	$44,296	$44,400	$44,703

Total loans, net of deferred fees	$2,704,707	$2,619,261	$2,553,911
Total nonperforming loans	$5,593	$7,869	$12,088
Allowance for credit losses on loans to total loans	1.64%	1.70%	1.75%
Allowance for credit losses on loans to total nonperforming loans	791.99%	564.24%	369.81%

●	The ACLL was 1.64% of total loans at March 31, 2021 and the ACLL to total nonperforming loans was 791.99% at March 31, 2021. The ACLL was 1.75% of total loans and the ACLL to nonperforming loans was 369.81% at March 31, 2020. The ACLL was 1.70% of total loans and the ACLL to total nonperforming loans was 564.24% at December 31, 2020. The ACLL to total loans, excluding PPP loans, was 1.88% at March 31, 2021, and 1.91% at December 31, 2020. There were no PPP loans at March 31, 2020.

●	The following table shows the drivers of change in ACLL under CECL for the quarter ended March 31, 2021:

DRIVERS OF CHANGE IN ACLL UNDER CECL
(in $000’s, unaudited)
ALLL at December 31, 2020	$44,400
Net recoveries during the first quarter of 2021	1,408
Portfolio changes during the first quarter of 2021	313
Economic factors during the first quarter of 2021	(1,825)
ACLL at March 31, 2021	$44,296

●	Net recoveries totaled $1.4 million for the first quarter of 2021, compared to net charge-offs of $422,000 for the first quarter of 2020, and net recoveries of $326,000 for the fourth quarter of 2020.

●	The following is a breakout of NPAs at the periods indicated:

	End of Period:
NONPERFORMING ASSETS	March 31, 2021		December 31, 2020		March 31, 2020
(in $000’s, unaudited)	Balance	% of Total	Balance	% of Total	Balance	% of Total
CRE loans	$2,973	53%	$3,706	47%	$7,346	61%
Commercial loans	1,985	36%	2,726	35%	3,403	28%
Consumer and other loans	407	7%	407	5%	771	6%
Home equity loans	177	3%	949	12%	442	4%
Restructured and loans over 90 days past due and still accruing	51	1%	81	1%	126	1%
Total nonperforming assets	$5,593	100%	$7,869	100%	$12,088	100%

●	NPAs totaled $5.6 million, or 0.11% of total assets, at March 31, 2021, compared to $12.1 million, or 0.30% of total assets, at March 31, 2020, and $7.9 million, or 0.17% of total assets, at December 31, 2020.

●	There were no foreclosed assets on the balance sheet at March 31, 2021, March 31, 2020, or December 31, 2020.

●	Classified assets decreased to $33.4 million, or 0.67% of total assets, at March 31, 2021, compared to $39.6 million, or 0.97% of total assets, at March 31, 2020, and decreased from $34.0 million, or 0.73% of total assets, at December 31, 2020.

♦	The following table summarizes the distribution of deposits and the percentage of distribution in each category for the periods indicated:

DEPOSITS	March 31, 2021		December 31, 2020		March 31, 2020
(in $000’s, unaudited)	Balance	% to Total	Balance	% to Total	Balance	% to Total
Demand, noninterest-bearing	$1,813,962	42%	$1,661,655	42%	$1,444,534	42%
Demand, interest-bearing	1,101,807	26%	960,179	24%	810,425	24%
Savings and money market	1,189,566	28%	1,119,968	29%	949,076	28%
Time deposits — under $250	42,596	1%	45,027	1%	51,009	2%
Time deposits — $250 and over	102,508	2%	103,746	3%	96,540	3%
CDARS — interest-bearing demand,
money market and time deposits	28,663	1%	23,911	1%	15,055	1%
Total deposits	$4,279,102	100%	$3,914,486	100%	$3,366,639	100%

●	Total deposits increased $912.5 million, or 27%, to $4.28 billion at March 31, 2021, compared to $3.37 billion at March 31, 2020. Total deposits increased $364.6 million, or 9%, from $3.91 billion at December 31, 2020.

●	Deposits, excluding all time deposits and CDARS deposits, increased $901.3 million, or 28%, to $4.11 billion at March 31, 2021, compared to $3.20 billion at March 31, 2020. Deposits, excluding all time deposits and CDARS increased $363.5 million, or 10%, to $4.11 billion at March 31, 2021, compared to $3.74 billion at December 31, 2020.

♦	The Company’s consolidated capital ratios exceeded regulatory guidelines and the Bank’s capital ratios exceeded the regulatory guidelines under the Basel III prompt corrective action (“PCA”) regulatory guidelines for a well-capitalized financial institution, and the Basel III minimum regulatory requirements at March 31, 2021, as reflected in the following table:

			Well-capitalized
			Financial
			Institution	Basel III
	Heritage	Heritage	Basel III PCA	Minimum
	Commerce	Bank of	Regulatory	Regulatory
CAPITAL RATIOS (unaudited)	Corp	Commerce	Guidelines	Requirement (1)
Total Capital	16.5%	15.8%	10.0%	10.5%
Tier 1 Capital	14.0%	14.7%	8.0%	8.5%
Common Equity Tier 1 Capital	14.0%	14.7%	6.5%	7.0%
Tier 1 Leverage	9.1%	9.5%	5.0%	4.0%

(1)	Basel III minimum regulatory requirements for both the Company and the Bank include a 2.5% capital conservation buffer, except the leverage ratio.

The following table reflects the components of accumulated other comprehensive loss, net of taxes, for the periods indicated:

ACCUMULATED OTHER COMPREHENSIVE LOSS	March 31,	December 31,	March 31,
(in $000’s, unaudited)	2021	2020	2020
Unrealized gain on securities available-for-sale	$3,113	$3,709	$6,299
Remaining unamortized unrealized gain on securities
available-for-sale transferred to held-to-maturity	252	261	288
Split dollar insurance contracts liability	(6,148)	(6,140)	(4,850)
Supplemental executive retirement plan liability	(8,698)	(8,767)	(6,774)
Unrealized gain on interest-only strip from SBA loans	213	220	328
Total accumulated other comprehensive loss	$(11,268)	$(10,717)	$(4,709)

♦	Tangible equity was $398.1 million at March 31, 2021, compared to $384.5 million at March 31, 2020, and $393.6 million at December 31, 2020. Tangible book value per share was $6.64 at March 31, 2021, compared to $6.46 at March 31, 2020, and $6.57 at December 31, 2020.

Heritage Commerce Corp, a bank holding company established in October 1997, is the parent company of Heritage Bank of Commerce, established in 1994 and headquartered in San Jose, CA with full-service branches in Danville, Fremont, Gilroy, Hollister, Livermore, Los Altos, Los Gatos, Morgan Hill, Palo Alto, Pleasanton, Redwood City, San Francisco, San Jose, San Mateo, San Rafael, Sunnyvale, and Walnut Creek. Heritage Bank of Commerce is an SBA Preferred Lender. Bay View Funding, a subsidiary of

Heritage Bank of Commerce, is based in San Jose, CA and provides business-essential working capital factoring financing to various industries throughout the United States. For more information, please visit www.heritagecommercecorp.com.

Forward-Looking Statement Disclaimer

These forward-looking statements are subject to various risks and uncertainties that may be outside our control and our actual results could differ materially from our projected results. Risks and uncertainties that could cause our financial performance to differ materially from our goals, plans, expectations and projections expressed in forward-looking statements include those set forth in our filings with the Securities and Exchange Commission (“SEC”), Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, and the following: (1) current and future economic and market conditions in the United States generally or in the communities we serve, including the effects of declines in property values and overall slowdowns in economic growth should these events occur; (2) effects of and changes in trade, monetary and fiscal policies and laws, including the interest rate policies of the Federal Open Market Committee of the Federal Reserve Board; (3) our ability to anticipate interest rate changes and manage interest rate risk; (4) changes in inflation, interest rates, and market liquidity which may impact interest margins and impact funding sources; (5) volatility in credit and equity markets and its effect on the global economy; (6) our ability to effectively compete with other banks and financial services companies and the effects of competition in the financial services industry on our business; (7) our ability to achieve loan growth and attract deposits; (8) risks associated with concentrations in real estate related loans; (9) the relative strength or weakness of the commercial and real estate markets where our borrowers are located, including related asset and market prices; (10) other than temporary impairment charges to our securities portfolio; (11) changes in the level of NPAs and charge offs and other credit quality measures, and their impact on the adequacy of the Company’s allowance for credit losses and the Company’s provision for credit losses; (12) increased capital requirements for our continual growth or as imposed by banking regulators, which may require us to raise capital at a time when capital is not available on favorable terms or at all; (13) regulatory limits on Heritage Bank of Commerce’s ability to pay dividends to the Company; (14) changes in our capital management policies, including those regarding business combinations, dividends, and share repurchases; (15) operational issues stemming from, and/or capital spending necessitated by, the potential need to adapt to industry changes in information technology systems, on which we are highly dependent; (16) our inability to attract, recruit, and retain qualified officers and other personnel could harm our ability to implement our strategic plan, impair our relationships with customers and adversely affect our business, results of operations and growth prospects; (17) possible adjustment of the valuation of our deferred tax assets; (18) our ability to keep pace with technological changes, including our ability to identify and address cyber-security risks such as data security breaches, “denial of service” attacks, “hacking” and identity theft; (19) inability of our framework to manage risks associated with our business, including operational risk and credit risk; (20) risks of loss of funding of SBA or SBA loan programs, or changes in those programs; (21) compliance with governmental and regulatory requirements, including the Dodd-Frank Act and others relating to banking, consumer protection, securities, accounting and tax matters; (22) significant changes in applicable laws and regulations, including those concerning taxes, banking and securities; (23) effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies, as well as the Public Company Accounting Oversight Board, the Financial Accounting Standards Board and other accounting standard setters; (24) costs and effects of legal and regulatory developments, including resolution of regulatory or other governmental inquiries, and the results of regulatory examinations or reviews; (25) the expense and uncertain resolution of litigation matters whether occurring in the ordinary course of business or otherwise; (26) availability of and competition for acquisition opportunities; (27) risks resulting from domestic terrorism; (28) risks of natural disasters (including earthquakes) and other events beyond our control; (29) the effect of the COVID-19 pandemic, and other infectious illness outbreaks that may arise in the future, on the Bank’s customers, employees, businesses, liquidity, financial results and overall condition and which has created significant uncertainties in U.S. and global markets, including our customers' ability to make timely payments on obligations, and operating expense due to alternative approaches to doing business; (30) changes in governmental policy and regulation, including measures taken in response to economic, business, political and social conditions, such as the SBA Paycheck Protection Program (“PPP”), the Federal Reserve Board's efforts to provide liquidity to the financial system and provide credit to private commercial and municipal borrowers, and other programs designed to address the effects of the COVID-19 pandemic; (31) the Bank's participation as a lender in the PPP and similar programs and its effect on the Bank's liquidity, financial results, businesses and customers, including the availability of program funds and the ability of customers to comply with requirements and otherwise perform with respect to loans obtained under such programs; (32) our success in managing the risks involved in the foregoing factors.

Member FDIC

For additional information, contact:

Debbie Reuter

EVP, Corporate Secretary

Direct: (408) 494-4542

Debbie.Reuter@herbank.com

	For the Quarter Ended:			Percent Change From:
CONSOLIDATED INCOME STATEMENTS	March 31,	December 31,	March 31,	December 31,	March 31,
(in $000’s, unaudited)	2021	2020	2020	2020	2020
Interest income	$36,761	$36,145	$40,942	2%	(10)%
Interest expense	1,803	1,940	2,362	(7)%	(24)%
Net interest income before provision
for credit losses on loans	34,958	34,205	38,580	2%	(9)%
Provision (recapture) for credit losses on loans	(1,512)	(1,348)	13,270	(12)%	(111)%
Net interest income after provision
for credit losses on loans	36,470	35,553	25,310	3%	44%
Noninterest income:
Service charges and fees on deposit accounts	601	608	969	(1)%	(38)%
Gain on sales of SBA loans	550	372	67	48%	721%
Increase in cash surrender value of
life insurance	456	465	458	(2)%	0%
Servicing income	182	98	183	86%	(1)%
Gain on sales of securities	11	7	100	57%	(89)%
Gain on the disposition of foreclosed assets	—	—	791	N/A	(100)%
Other	501	506	625	(1)%	(20)%
Total noninterest income	2,301	2,056	3,193	12%	(28)%
Noninterest expense:
Salaries and employee benefits	13,958	12,457	14,203	12%	(2)%
Occupancy and equipment	2,274	2,197	1,772	4%	28%
Professional fees	1,719	1,396	1,435	23%	20%
Other	5,293	5,507	8,364	(4)%	(37)%
Total noninterest expense	23,244	21,557	25,774	8%	(10)%
Income before income taxes	15,527	16,052	2,729	(3)%	469%
Income tax expense	4,323	4,429	868	(2)%	398%
Net income	$11,204	$11,623	$1,861	(4)%	502%

PER COMMON SHARE DATA
(unaudited)
Basic earnings per share	$0.19	$0.19	$0.03	0%	533%
Diluted earnings per share	$0.19	$0.19	$0.03	0%	533%
Weighted average shares outstanding - basic	59,641,309	59,616,951	59,286,927	0%	1%
Weighted average shares outstanding - diluted	60,404,213	60,247,296	60,194,025	0%	0%
Common shares outstanding at period-end	59,932,334	59,917,457	59,568,219	0%	1%
Dividend per share	$0.13	$0.13	$0.13	0%	0%
Book value per share	$9.71	$9.64	$9.59	1%	1%
Tangible book value per share	$6.64	$6.57	$6.46	1%	3%

KEY FINANCIAL RATIOS
(unaudited)
Annualized return on average equity	7.85%	7.99%	1.29%	(2)%	509%
Annualized return on average tangible equity	11.50%	11.75%	1.91%	(2)%	502%
Annualized return on average assets	0.95%	0.98%	0.19%	(3)%	400%
Annualized return on average tangible assets	0.99%	1.02%	0.19%	(3)%	421%
Net interest margin (FTE)	3.22%	3.15%	4.25%	2%	(24)%
Efficiency ratio	62.38%	59.45%	61.70%	5%	1%

AVERAGE BALANCES
(in $000’s, unaudited)
Average assets	$4,773,878	$4,703,154	$4,033,151	2%	18%
Average tangible assets	$4,589,861	$4,518,279	$3,845,646	2%	19%
Average earning assets	$4,419,963	$4,338,117	$3,665,151	2%	21%
Average loans held-for-sale	$3,458	$2,772	$2,265	25%	53%
Average total loans	$2,616,876	$2,652,019	$2,511,460	(1)%	4%
Average deposits	$4,048,953	$3,980,017	$3,327,812	2%	22%
Average demand deposits - noninterest-bearing	$1,712,903	$1,749,837	$1,438,944	(2)%	19%
Average interest-bearing deposits	$2,336,050	$2,230,180	$1,888,868	5%	24%
Average interest-bearing liabilities	$2,375,851	$2,269,960	$1,928,770	5%	23%
Average equity	$579,157	$578,560	$579,051	0%	0%
Average tangible equity	$395,140	$393,685	$391,546	0%	1%

	For the Quarter Ended:
CONSOLIDATED INCOME STATEMENTS	March 31,	December 31,	September 30,	June 30,	March 31,
(in $000’s, unaudited)	2021	2020	2020	2020	2020
Interest income	$36,761	$36,145	$36,252	$37,132	$40,942
Interest expense	1,803	1,940	2,087	2,192	2,362
Net interest income before provision
for credit losses on loans	34,958	34,205	34,165	34,940	38,580
Provision (recapture) for credit losses on loans	(1,512)	(1,348)	197	1,114	13,270
Net interest income after provision
for credit losses on loans	36,470	35,553	33,968	33,826	25,310
Noninterest income:
Service charges and fees on deposit accounts	601	608	632	650	969
Gain on sales of SBA loans	550	372	400	—	67
Increase in cash surrender value of
life insurance	456	465	464	458	458
Servicing income	182	98	187	205	183
Gain on sales of securities	11	7	—	170	100
Gain on the disposition of foreclosed assets	—	—	—	—	791
Other	501	506	912	595	625
Total noninterest income	2,301	2,056	2,595	2,078	3,193
Noninterest expense:
Salaries and employee benefits	13,958	12,457	11,967	12,300	14,203
Occupancy and equipment	2,274	2,197	2,283	1,766	1,772
Professional fees	1,719	1,396	1,352	1,155	1,435
Other	5,293	5,507	5,566	5,791	8,364
Total noninterest expense	23,244	21,557	21,168	21,012	25,774
Income before income taxes	15,527	16,052	15,395	14,892	2,729
Income tax expense	4,323	4,429	4,198	4,274	868
Net income	$11,204	$11,623	$11,197	$10,618	$1,861

PER COMMON SHARE DATA
(unaudited)
Basic earnings per share	$0.19	$0.19	$0.19	$0.18	$0.03
Diluted earnings per share	$0.19	$0.19	$0.19	$0.18	$0.03
Weighted average shares outstanding - basic	59,641,309	59,616,951	59,589,243	59,420,592	59,286,927
Weighted average shares outstanding - diluted	60,404,213	60,247,296	60,141,412	60,112,423	60,194,025
Common shares outstanding at period-end	59,932,334	59,917,457	59,914,987	59,856,767	59,568,219
Dividend per share	$0.13	$0.13	$0.13	$0.13	$0.13
Book value per share	$9.71	$9.64	$9.64	$9.60	$9.59
Tangible book value per share	$6.64	$6.57	$6.55	$6.49	$6.46

KEY FINANCIAL RATIOS
(unaudited)
Annualized return on average equity	7.85%	7.99%	7.73%	7.45%	1.29%
Annualized return on average tangible equity	11.50%	11.75%	11.41%	11.06%	1.91%
Annualized return on average assets	0.95%	0.98%	0.98%	0.96%	0.19%
Annualized return on average tangible assets	0.99%	1.02%	1.02%	1.01%	0.19%
Net interest margin (FTE)	3.22%	3.15%	3.24%	3.46%	4.25%
Efficiency ratio	62.38%	59.45%	57.58%	56.76%	61.70%

AVERAGE BALANCES
(in $000’s, unaudited)
Average assets	$4,773,878	$4,703,154	$4,562,412	$4,434,238	$4,033,151
Average tangible assets	$4,589,861	$4,518,279	$4,376,533	$4,247,522	$3,845,646
Average earning assets	$4,419,963	$4,338,117	$4,203,902	$4,075,673	$3,665,151
Average loans held-for-sale	$3,458	$2,772	$5,169	$3,617	$2,265
Average total loans	$2,616,876	$2,652,019	$2,664,525	$2,683,476	$2,511,460
Average deposits	$4,048,953	$3,980,017	$3,846,652	$3,720,850	$3,327,812
Average demand deposits - noninterest-bearing	$1,712,903	$1,749,837	$1,700,972	$1,660,547	$1,438,944
Average interest-bearing deposits	$2,336,050	$2,230,180	$2,145,680	$2,060,303	$1,888,868
Average interest-bearing liabilities	$2,375,851	$2,269,960	$2,185,439	$2,099,982	$1,928,770
Average equity	$579,157	$578,560	$576,135	$572,939	$579,051
Average tangible equity	$395,140	$393,685	$390,256	$386,223	$391,546

	End of Period:			Percent Change From:
CONSOLIDATED BALANCE SHEETS	March 31,	December 31,	March 31,	December 31,	March 31,
(in $000’s, unaudited)	2021	2020	2020	2020	2020
ASSETS
Cash and due from banks	$36,534	$30,598	$36,998	19%	(1)%
Other investments and interest-bearing deposits
in other financial institutions	1,406,520	1,100,475	406,399	28%	246%
Securities available-for-sale, at fair value	196,718	235,774	373,570	(17)%	(47)%
Securities held-to-maturity, at amortized cost	306,535	297,389	348,044	3%	(12)%
Loans held-for-sale - SBA, including deferred costs	2,834	1,699	2,415	67%	17%
Loans:
Commercial	559,698	555,707	696,168	1%	(20)%
SBA PPP loans	349,744	290,679	—	20%	N/A
Real estate:
CRE - owner occupied	568,637	560,362	539,465	1%	5%
CRE - non-owner occupied	700,117	693,103	748,245	1%	(6)%
Land and construction	159,504	144,594	153,321	10%	4%
Home equity	104,303	111,885	117,544	(7)%	(11)%
Multifamily	168,917	166,425	170,292	1%	(1)%
Residential mortgages	82,181	85,116	95,808	(3)%	(14)%
Consumer and other	19,872	18,116	33,326	10%	(40)%
Loans	2,712,973	2,625,987	2,554,169	3%	6%
Deferred loan fees, net	(8,266)	(6,726)	(258)	23%	3104%
Total loans, net of deferred costs and fees	2,704,707	2,619,261	2,553,911	3%	6%
Allowance for credit losses on loans	(44,296)	(44,400)	(44,703)	0%	(1)%
Loans, net	2,660,411	2,574,861	2,509,208	3%	6%
Company-owned life insurance	77,421	77,523	76,485	0%	1%
Premises and equipment, net	10,220	10,459	9,025	(2)%	13%
Goodwill	167,631	167,631	167,371	0%	0%
Other intangible assets	15,931	16,664	19,557	(4)%	(19)%
Accrued interest receivable and other assets	120,635	121,041	129,090	0%	(7)%
Total assets	$5,001,390	$4,634,114	$4,078,162	8%	23%

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities:
Deposits:
Demand, noninterest-bearing	$1,813,962	$1,661,655	$1,444,534	9%	26%
Demand, interest-bearing	1,101,807	960,179	810,425	15%	36%
Savings and money market	1,189,566	1,119,968	949,076	6%	25%
Time deposits-under $250	42,596	45,027	51,009	(5)%	(16)%
Time deposits-$250 and over	102,508	103,746	96,540	(1)%	6%
CDARS - money market and time deposits	28,663	23,911	15,055	20%	90%
Total deposits	4,279,102	3,914,486	3,366,639	9%	27%
Subordinated debt, net of issuance costs	39,786	39,740	39,600	0%	0%
Accrued interest payable and other liabilities	100,839	101,999	100,482	(1)%	0%
Total liabilities	4,419,727	4,056,225	3,506,721	9%	26%

Shareholders’ Equity:
Common stock	494,617	493,707	491,347	0%	1%
Retained earnings	98,314	94,899	84,803	4%	16%
Accumulated other comprehensive loss	(11,268)	(10,717)	(4,709)	(5)%	(139)%
Total shareholders' equity	581,663	577,889	571,441	1%	2%
Total liabilities and shareholders’ equity	$5,001,390	$4,634,114	$4,078,162	8%	23%

	End of Period:
CONSOLIDATED BALANCE SHEETS	March 31,	December 31,	September 30,	June 30,	March 31,
(in $000’s, unaudited)	2021	2020	2020	2020	2020
ASSETS
Cash and due from banks	$36,534	$30,598	$33,353	$40,108	$36,998
Other investments and interest-bearing deposits
in other financial institutions	1,406,520	1,100,475	926,915	885,792	406,399
Securities available-for-sale, at fair value	196,718	235,774	294,438	323,565	373,570
Securities held-to-maturity, at amortized cost	306,535	297,389	295,609	322,677	348,044
Loans held-for-sale - SBA, including deferred costs	2,834	1,699	3,565	4,324	2,415
Loans:
Commercial	559,698	555,707	574,359	553,843	696,168
SBA PPP loans	349,744	290,679	323,550	324,550	—
Real estate:
CRE - owner occupied	568,637	560,362	561,528	553,463	539,465
CRE - non-owner occupied	700,117	693,103	713,563	725,776	748,245
Land and construction	159,504	144,594	142,632	138,284	153,321
Home equity	104,303	111,885	111,468	112,679	117,544
Multifamily	168,917	166,425	169,791	169,637	170,292
Residential mortgages	82,181	85,116	91,077	95,033	95,808
Consumer and other	19,872	18,116	17,511	22,759	33,326
Loans	2,712,973	2,625,987	2,705,479	2,696,024	2,554,169
Deferred loan fees, net	(8,266)	(6,726)	(8,463)	(9,635)	(258)
Total loans, net of deferred fees	2,704,707	2,619,261	2,697,016	2,686,389	2,553,911
Allowance for credit losses on loans	(44,296)	(44,400)	(45,422)	(45,444)	(44,703)
Loans, net	2,660,411	2,574,861	2,651,594	2,640,945	2,509,208
Company-owned life insurance	77,421	77,523	77,059	76,944	76,485
Premises and equipment, net	10,220	10,459	10,412	9,500	9,025
Goodwill	167,631	167,631	167,631	167,631	167,371
Other intangible assets	15,931	16,664	17,628	18,593	19,557
Accrued interest receivable and other assets	120,635	121,041	128,581	124,322	129,090
Total assets	$5,001,390	$4,634,114	$4,606,785	$4,614,401	$4,078,162

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities:
Deposits:
Demand, noninterest-bearing	$1,813,962	$1,661,655	$1,698,027	$1,714,058	$1,444,534
Demand, interest-bearing	1,101,807	960,179	926,041	934,780	810,425
Savings and money market	1,189,566	1,119,968	1,108,252	1,091,740	949,076
Time deposits-under $250	42,596	45,027	46,684	49,493	51,009
Time deposits-$250 and over	102,508	103,746	92,276	93,822	96,540
CDARS - money market and time deposits	28,663	23,911	19,121	16,333	15,055
Total deposits	4,279,102	3,914,486	3,890,401	3,900,226	3,366,639
Subordinated debt, net of issuance costs	39,786	39,740	39,693	39,646	39,600
Other short-term borrowings	—	—	—	—	—
Accrued interest payable and other liabilities	100,839	101,999	98,884	99,722	100,482
Total liabilities	4,419,727	4,056,225	4,028,978	4,039,594	3,506,721

Shareholders’ Equity:
Common stock	494,617	493,707	493,126	492,333	491,347
Retained earnings	98,314	94,899	91,065	87,654	84,803
Accumulated other comprehensive loss	(11,268)	(10,717)	(6,384)	(5,180)	(4,709)
Total shareholders' equity	581,663	577,889	577,807	574,807	571,441
Total liabilities and shareholders’ equity	$5,001,390	$4,634,114	$4,606,785	$4,614,401	$4,078,162

	End of Period:			Percent Change From:
CREDIT QUALITY DATA	March 31,	December 31,	March 31,	December 31,	March 31,
(in $000’s, unaudited)	2021	2020	2020	2020	2020
Nonaccrual loans - held-for-investment	$5,542	$7,788	$11,646	(29)%	(52)%
Restructured and loans over 90 days past due
and still accruing	51	81	442	(37)%	(88)%
Total nonperforming loans	5,593	7,869	12,088	(29)%	(54)%
Foreclosed assets	—	—	—	N/A	N/A
Total nonperforming assets	$5,593	$7,869	$12,088	(29)%	(54)%
Other restructured loans still accruing	$152	$169	$103	(10)%	48%
Net charge-offs (recoveries) during the quarter	$(1,408)	$(326)	$422	(332)%	(434)%
Provision (recapture) for credit losses on loans during the quarter	$(1,512)	$(1,348)	$13,270	(12)%	(111)%
Allowance for credit losses on loans	$44,296	$44,400	$44,703	0%	(1)%
Classified assets	$33,420	$34,028	$39,603	(2)%	(16)%
Allowance for credit losses on loans to total loans	1.64%	1.70%	1.75%	(4)%	(6)%
Allowance for credit losses on loans to total nonperforming loans	791.99%	564.24%	369.81%	40%	114%
Nonperforming assets to total assets	0.11%	0.17%	0.30%	(35)%	(63)%
Nonperforming loans to total loans	0.21%	0.30%	0.47%	(30)%	(55)%
Classified assets to Heritage Commerce Corp
Tier 1 capital plus allowance for credit losses on loans	7%	7%	9%	0%	(22)%
Classified assets to Heritage Bank of Commerce
Tier 1 capital plus allowance for credit losses on loans	7%	7%	9%	0%	(22)%

OTHER PERIOD-END STATISTICS
(in $000’s, unaudited)
Heritage Commerce Corp:
Tangible common equity (1)	$398,101	$393,594	$384,513	1%	4%
Shareholders’ equity / total assets	11.63%	12.47%	14.01%	(7)%	(17)%
Tangible common equity / tangible assets (2)	8.26%	8.85%	9.88%	(7)%	(16)%
Loan to deposit ratio	63.21%	66.91%	75.86%	(6)%	(17)%
Noninterest-bearing deposits / total deposits	42.39%	42.45%	42.91%	0%	(1)%
Total capital ratio	16.5%	16.5%	14.8%	0%	11%
Tier 1 capital ratio	14.0%	14.0%	12.5%	0%	12%
Common Equity Tier 1 capital ratio	14.0%	14.0%	12.5%	0%	12%
Tier 1 leverage ratio	9.1%	9.1%	10.3%	0%	(12)%
Heritage Bank of Commerce:
Total capital ratio	15.8%	15.8%	14.1%	0%	12%
Tier 1 capital ratio	14.7%	14.6%	13.0%	1%	13%
Common Equity Tier 1 capital ratio	14.7%	14.6%	13.0%	1%	13%
Tier 1 leverage ratio	9.5%	9.5%	10.7%	0%	(11)%

(1)	Represents shareholders' equity minus goodwill and other intangible assets
(2)	Represents shareholders' equity minus goodwill and other intangible assets divided by total assets minus goodwill and other intangible assets

	End of Period:
CREDIT QUALITY DATA	March 31,	December 31,	September 30,	June 30,	March 31,
(in $000’s, unaudited)	2021	2020	2020	2020	2020
Nonaccrual loans - held-for-investment	$5,542	$7,788	$9,661	$8,457	$11,646
Restructured and loans over 90 days past due
and still accruing	51	81	601	668	442
Total nonperforming loans	5,593	7,869	10,262	9,125	12,088
Foreclosed assets	—	—	—	—	—
Total nonperforming assets	$5,593	$7,869	$10,262	$9,125	$12,088
Other restructured loans still accruing	$152	$169	$98	$64	$103
Net charge-offs (recoveries) during the quarter	$(1,408)	$(326)	$219	$373	$422
Provision (recapture) for credit losses on loans during the quarter	$(1,512)	$(1,348)	$197	$1,114	$13,270
Adoption of Topic 326	$—	$—	$—	$—	$8,570
Allowance for credit losses on loans	$44,296	$44,400	$45,422	$45,444	$44,703
Classified assets	$33,420	$34,028	$33,024	$31,452	$39,603
Allowance for credit losses on loans to total loans	1.64%	1.70%	1.68%	1.69%	1.75%
Allowance for credit losses on loans to total nonperforming loans	791.99%	564.24%	442.62%	498.02%	369.81%
Nonperforming assets to total assets	0.11%	0.17%	0.22%	0.20%	0.30%
Nonperforming loans to total loans	0.21%	0.30%	0.38%	0.34%	0.47%
Classified assets to Heritage Commerce Corp
Tier 1 capital plus allowance for credit losses on loans	7%	7%	7%	7%	9%
Classified assets to Heritage Bank of Commerce
Tier 1 capital plus allowance for credit losses on loans	7%	7%	7%	7%	9%

OTHER PERIOD-END STATISTICS
(in $000’s, unaudited)
Heritage Commerce Corp:
Tangible common equity (1)	$398,101	$393,594	$392,548	$388,583	$384,513
Shareholders’ equity / total assets	11.63%	12.47%	12.54%	12.46%	14.01%
Tangible common equity / tangible assets (2)	8.26%	8.85%	8.88%	8.78%	9.88%
Loan to deposit ratio	63.21%	66.91%	69.32%	68.88%	75.86%
Noninterest-bearing deposits / total deposits	42.39%	42.45%	43.65%	43.95%	42.91%
Total capital ratio	16.5%	16.5%	16.0%	15.9%	14.8%
Tier 1 capital ratio	14.0%	14.0%	13.5%	13.4%	12.5%
Common Equity Tier 1 capital ratio	14.0%	14.0%	13.5%	13.4%	12.5%
Tier 1 leverage ratio	9.1%	9.1%	9.3%	9.4%	10.3%
Heritage Bank of Commerce:
Total capital ratio	15.8%	15.8%	15.2%	15.1%	14.1%
Tier 1 capital ratio	14.7%	14.6%	14.1%	14.0%	13.0%
Common Equity Tier 1 capital ratio	14.7%	14.6%	14.1%	14.0%	13.0%
Tier 1 leverage ratio	9.5%	9.5%	9.7%	9.9%	10.7%

(1)	Represents shareholders' equity minus goodwill and other intangible assets
(2)	Represents shareholders' equity minus goodwill and other intangible assets divided by total assets minus goodwill and other intangible assets

	For the Quarter Ended			For the Quarter Ended
	March 31, 2021			March 31, 2020
		Interest	Average		Interest	Average
NET INTEREST INCOME AND NET INTEREST MARGIN	Average	Income/	Yield/	Average	Income/	Yield/
(in $000’s, unaudited)	Balance	Expense	Rate	Balance	Expense	Rate
Assets:
Loans, gross (1)(2)	$2,620,334	$33,836	5.24%	$2,513,725	$34,782	5.57%
Securities - taxable	436,858	1,728	1.60%	670,299	3,948	2.37%
Securities - exempt from Federal tax (3)	66,513	542	3.30%	80,369	647	3.24%
Other investments and interest-bearing deposits
in other financial institutions	1,296,258	768	0.24%	400,758	1,701	1.71%
Total interest earning assets (3)	4,419,963	36,874	3.38%	3,665,151	41,078	4.51%
Cash and due from banks	40,823			44,539
Premises and equipment, net	10,369			8,607
Goodwill and other intangible assets	184,017			187,505
Other assets	118,706			127,349
Total assets	$4,773,878			$4,033,151

Liabilities and shareholders’ equity:
Deposits:
Demand, noninterest-bearing	$1,712,903			$1,438,944

Demand, interest-bearing	1,026,210	479	0.19%	800,800	542	0.27%
Savings and money market	1,137,837	572	0.20%	920,422	914	0.40%
Time deposits - under $100	15,900	9	0.23%	18,777	22	0.47%
Time deposits - $100 and over	130,843	171	0.53%	132,314	305	0.93%
CDARS - money market and time deposits	25,260	1	0.02%	16,555	2	0.05%
Total interest-bearing deposits	2,336,050	1,232	0.21%	1,888,868	1,785	0.38%
Total deposits	4,048,953	1,232	0.12%	3,327,812	1,785	0.22%

Subordinated debt, net of issuance costs	39,757	571	5.82%	39,571	577	5.86%
Short-term borrowings	44	—	0.00%	331	—	0.00%
Total interest-bearing liabilities	2,375,851	1,803	0.31%	1,928,770	2,362	0.49%
Total interest-bearing liabilities and demand,
noninterest-bearing / cost of funds	4,088,754	1,803	0.18%	3,367,714	2,362	0.28%
Other liabilities	105,967			86,386
Total liabilities	4,194,721			3,454,100
Shareholders’ equity	579,157			579,051
Total liabilities and shareholders’ equity	$4,773,878			$4,033,151

Net interest income (3) / margin		35,071	3.22%		38,716	4.25%
Less tax equivalent adjustment (3)		(113)			(136)
Net interest income		$34,958			$38,580

(1)	Includes loans held-for-sale. Nonaccrual loans are included in average balance.
(2)	Yield amounts earned on loans include fees and costs. The accretion of net deferred loan fees into loan interest income was $3,689,000 for the first quarter of 2021 (of which $3,401,000 was from PPP loans), compared to $139,000 for the first quarter of 2020.
(3)	Reflects the FTE adjustment for Federal tax-exempt income based on a 21%.

	For the Quarter Ended			For the Quarter Ended
	March 31, 2021			December 31, 2020
		Interest	Average		Interest	Average
NET INTEREST INCOME AND NET INTEREST MARGIN	Average	Income/	Yield/	Average	Income/	Yield/
(in $000’s, unaudited)	Balance	Expense	Rate	Balance	Expense	Rate
Assets:
Loans, gross (1)(2)	$2,620,334	$33,836	5.24%	$2,654,791	$32,907	4.93%
Securities - taxable	436,858	1,728	1.60%	482,951	2,053	1.69%
Securities - exempt from Federal tax (3)	66,513	542	3.30%	70,318	570	3.22%
Other investments and interest-bearing deposits
in other financial institutions	1,296,258	768	0.24%	1,130,057	735	0.26%
Total interest earning assets (3)	4,419,963	36,874	3.38%	4,338,117	36,265	3.33%
Cash and due from banks	40,823			42,861
Premises and equipment, net	10,369			10,387
Goodwill and other intangible assets	184,017			184,875
Other assets	118,706			126,914
Total assets	$4,773,878			$4,703,154

Liabilities and shareholders’ equity:
Deposits:
Demand, noninterest-bearing	$1,712,903			$1,749,837

Demand, interest-bearing	1,026,210	479	0.19%	939,203	462	0.20%
Savings and money market	1,137,837	572	0.20%	1,121,636	674	0.24%
Time deposits - under $100	15,900	9	0.23%	16,748	11	0.26%
Time deposits - $100 and over	130,843	171	0.53%	131,740	208	0.63%
CDARS - money market and time deposits	25,260	1	0.02%	20,853	1	0.02%
Total interest-bearing deposits	2,336,050	1,232	0.21%	2,230,180	1,356	0.24%
Total deposits	4,048,953	1,232	0.12%	3,980,017	1,356	0.14%

Subordinated debt, net of issuance costs	39,757	571	5.82%	39,710	583	5.84%
Short-term borrowings	44	—	0.00%	70	1	5.68%
Total interest-bearing liabilities	2,375,851	1,803	0.31%	2,269,960	1,940	0.34%
Total interest-bearing liabilities and demand,
noninterest-bearing / cost of funds	4,088,754	1,803	0.18%	4,019,797	1,940	0.19%
Other liabilities	105,967			104,797
Total liabilities	4,194,721			4,124,594
Shareholders’ equity	579,157			578,560
Total liabilities and shareholders’ equity	$4,773,878			$4,703,154

Net interest income (3) / margin		35,071	3.22%		34,325	3.15%
Less tax equivalent adjustment (3)		(113)			(120)
Net interest income		$34,958			$34,205

(1)	Includes loans held-for-sale. Nonaccrual loans are included in average balance.
(2)	Yield amounts earned on loans include fees and costs. The accretion of net deferred loan fees into loan interest income was $3,689,000 for the first quarter of 2021 (of which $3,401,000 was from PPP loans), compared to $2,120,000 for the fourth quarter of 2020 (of which $1,935,000 was from PPP loans).
(3)	Reflects the FTE adjustment for Federal tax-exempt income based on a 21%.